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                                                                 EXHIBIT 10.29



                             AGREEMENT TO TRANSFER
                              BUSINESS OPERATIONS


         This Agreement To Transfer Automobile Business Operations ("Agreement") is entered into as of the 31st day of July 1996, by and between Banner's Central Electric, Inc., a California corporation ("BCE"), Central Consumer Finance Company, a Delaware corporation ("Central"), Central Financial Acceptance Corporation, a Delaware corporation ("CFAC"), and Central Auto Sales, Inc., a California corporation ("Central Auto").

         WHEREAS, CFAC is the sole shareholder of Central Auto, which engages in the business of selling used automobiles (the "Automobile Business"), and Central;

         WHEREAS, BCE is the majority shareholder of CFAC;

         WHEREAS, Central Auto desires to sell to BCE, and BCE desires to purchase from Central Auto, certain assets of the Automobile Business, subject to the assumption by BCE of certain liabilities of the Automobile Business, in accordance with the provisions of this Agreement; and

         WHEREAS, in connection with the transfer of certain assets of the Automobile Business to BCE, BCE desires to grant to Central the exclusive right to purchase consumer finance receivables generated by sales of automobiles at BCE (the "Automobile Finance Receivables").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto mutually agree as follows:

         1. Assignment of Automobile Operations. Central Auto hereby grants to BCE the unconditional right to operate Central Auto's business effective as of August 1, 1996. In connection therewith, Central Auto assigns, transfers and conveys to BCE its current inventory of automobiles (the "Transferred Assets"). Central Auto and/or Central shall retain all consumer finance receivables generated by sales of automobiles by Central Auto prior to the date hereof.

         2. Lease of Auto Lot. Central Auto currently conducts the Automobile Business from a lot located at 1900 to 1958 South Main Street, Los Angeles, California (the "Automobile Lot") pursuant to a month to month lease with BCE Properties I (the "Automobile Lot Lease") at a rent of $6,250 per month. Effective August 1, 1996, Central Auto assigns its obligations under the Automobile Lot Lease to BCE, and BCE assumes all obligations of Central Auto under the Automobile Lot Lease.

         3. Lease of Furniture and Equipment. Central Auto shall lease to BCE the following furniture and equipment at a monthly rent of Three Thousand ($3,000), subject to





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termination by any of Central Auto, CFAC or BCE upon thirty (30) days written notice to the other party;

                 (i) All fixtures and improvements attached to the Automobile Lot; and

                 (ii) All machinery, apparatus, furniture and fixtures, materials, supplies, telephone lines, computer equipment, desks, chairs, signage (attached and detached) and other equipment which is located at the Automobile Lot or used by Central Auto to conduct the Automobile Business.

         4. Assumption of Central Auto's Liabilities. BCE hereby assumes all of the outstanding liabilities of Central Auto as of August 1, 1996 and all future liabilities incurred in the operation of the Automobile Business.

         5. Purchase Price. In consideration for the purchase of the Transferred Assets and the transfer of the Automobile Business, BCE shall pay, by wire transfer to Central Auto, an amount equal to the net book value of the Transferred Assets.

         6. Exclusive Rights to Purchase or Finance Automobile Finance Receivables. In connection with the transfer of the Automobile Business to BCE, BCE hereby grants to Central, the exclusive right, at BCE's option, (i) to purchase Automobile Finance Receivables originated by BCE or (ii) to provide financing directly to BCE's customers for sales of automobiles, with full recourse to BCE at any time after the borrower on such consumer finance receivable is 31 days or more delinquent. BCE agrees that, so long as BCE originates Automobile Finance Receivables, it will not offer any automobile financing except on such terms, conditions and according to such underwriting criteria as may be directed by Central from time to time, and, if Central shall originate consumer finance receivables directly to BCE's customers, BCE agrees that it will not offer any automobile financing without the prior written consent of Central.

         7. Term. This Agreement shall be in effect for a period of fifteen (15) years from the date hereof, subject to termination by Central or Central Auto upon one (1) year's prior written notice.

         8. Representations and Warranties of Central Auto. Central Auto represents, warrants and agrees as follows:

                 (a) Central Auto is the sole owner of and has good and marketable title to all of the Transferred Assets being transferred hereby with full right to dispose of them as Central Auto may choose, and no one has any claim, right, title, interest, or lien in, to or on said Transferred Assets.





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                 (b)      Central Auto agrees that in the event it becomes
necessary to pay sales taxes or any other applicable transfer tax on the Transferred Assets as a result of this transaction, Central Auto shall pay such taxes.

                 (c) Central Auto has the full capacity, right, power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by Central Auto and the execution, delivery and performance of any related agreements or contemplated transactions by Central Auto will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the articles of incorporation or bylaws of Central Auto, or any material contract of Central Auto, or violate any laws or regulations. No permits or approvals are required to be obtained by Central Auto to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Central Auto and the performance of this Agreement and any related or contemplated transactions by Central Auto will not require filing or registration with, or the issuance of any permit by, any other third party or governmental entity.

                 (d) Central Auto holds all material permits that are required by any governmental entity to permit it to conduct its business as now conducted. To the best knowledge of Central Auto no suspension, cancellation or termination of any of such permits is threatened or imminent.

         9. Representations and Warranties of BCE. BCE represents and warrants as follows: BCE has the full capacity, right, power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by BCE and the execution, delivery and performance of any related agreements or contemplated transactions by BCE will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under the Articles of Incorporation or Bylaws of BCE, or any material contract of BCE, or violate any laws or regulations. No permits or approvals are required to be obtained by BCE to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by BCE and the performance of this Agreement and any related or contemplated transactions by BCE will not require filing a registration with, or the issuance of any permit by, any other third party or governmental entity.

         10.     General.

                 (a) This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable in contracts made and performed in such State.

                 (b) If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any governmental body, the remaining provisions of this Agreement to the extent permitted by law shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner adverse to any party. In





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the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

                 (c) The parties are independent engaged in the operation of their respective businesses. No party has the authority to enter into contracts or assume any obligations for any other party or is to be considered as the agent or employee of any other party for any purpose whatsoever. Nothing in this Agreement shall be construed to establish a relationship of partners or joint venturers among the parties.

                  (d) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned or delegated by any party without the consent of the other parties; provided, however, Central may assign its rights under Section 6 hereof to any direct or indirect subsidiary of CFAC at any time without the consent of any party hereto.

                 (e) All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the appropriate party at 5480 East Ferguson Drive, Commerce, California 90022,
Attention:  Secretary, or to such changed address as





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such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answer back is received.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.




BANNER'S CENTRAL ELECTRIC, INC.,                CENTRAL AUTO SALES, INC.,
a California corporation                        a California corporation


By: /s/ GARY M. CYPRES                          By: /s/  GARY M. CYPRES
   -----------------------------                   ----------------------------
   Gary M. Cypres                                  Gary M. Cypres
Its: Chairman, President and                    Its: Chairman, President and
     Chief Executive Officer                    Chief Executive Officer



CENTRAL FINANCIAL ACCEPTANCE                    CENTRAL CONSUMER FINANCE
  CORPORATION,                                    COMPANY,
  a Delaware corporation                          a Delaware corporation


By: /s/ GARY M. CYPRES                          By: /s/ GARY M. CYPRES
   _____________________________                   ___________________________
   Gary M. Cypres                                  Gary M. Cypres
Its: Chairman, President and                       Its: Chairman, President and
     Chief Executive Officer                            Chief Executive Officer





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